Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 24, 2015, with respect to the financial statements and supplemental schedule included in the Annual Report of the Colgate-Palmolive Puerto Rico Savings and Investment Plan on Form 11-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Colgate-Palmolive Company on Form S-8 (File No. 333-132038, effective February 24, 2006 and amended July 28, 2011).

/s/ GRANT THORNTON LLP
New York, New York
June 24, 2015